Exhibit 99.1

FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

PRICES OFFERING OF COMMON STOCK

SAN DIEGO, CA, November 18, 2016 — Kratos Defense & Security Solutions, Inc. (“Kratos”) (NASDAQ: KTOS), a leading national security solutions provider, announced today the pricing of an underwritten public offering of 11,670,000 shares of its common stock at a purchase price of $6.00 per share.  In addition, Kratos has granted the underwriters a 30-day option to purchase up to 1,750,500 additional shares of common stock to cover over-allotments, if any.  All of the shares in the offering are to be sold by Kratos.  The offering is expected to close on or about November 23, 2016, subject to customary closing conditions.

Kratos expects to use the net proceeds from the offering for general corporate purposes, including funding expected growth and strategic investments in the Company’s high performance unmanned aerial vehicle business area and other new programs under contract and reducing overall Company indebtedness in order to facilitate Kratos’ long-term strategy.

Canaccord Genuity and B. Riley & Co. are acting as joint book-running managers for the offering. Noble Financial Capital Markets is acting as co-manager.

A copy of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained from Canaccord Genuity, Attention: Syndicate Department, 99 High Street, 12th Floor, Boston, Massachusetts 02110, by telephone at (617) 371-3900, or by email at prospectus@canaccordgenuity.com; or from B. Riley & Co., 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025 at (888) 295-0155 and at compliance@brileyco.com.

A registration statement relating to the shares of common stock to be issued in the offering has been filed with the Securities and Exchange Commission (SEC) and is effective.  This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a mid-tier government contractor at the forefront of the Department of Defense’s Third Offset Strategy.  Kratos is a leading technology, intellectual property and proprietary product and solution company focused on the United States and its allies’ national security.  Kratos is the industry leader in high performance unmanned aerial drone target systems used to test weapon systems and to train the warfighter, and is a provider of high performance unmanned combat aerial systems for force multiplication and amplification.  Kratos is also an industry leader in satellite communications, microwave electronics, cyber security/warfare, missile defense and combat systems.  Kratos has primarily an engineering and technically oriented work force of approximately 2,800. Substantially all of Kratos’ work is performed on a military base, in a secure facility or at a critical infrastructure location. Kratos’ primary end customers are National Security related agencies.

Notice Regarding Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, statements regarding the completion, timing and size of the proposed public offering, Kratos’ anticipated proceeds from the offering and its use of those proceeds.  Actual results or developments may differ materially from those projected or implied in these forward-looking statements.  Factors that may cause such a difference include, without limitation, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering.  There can be no assurance that Kratos will be able to complete the proposed public offering on the anticipated terms, or at all.  For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Kratos’ business in general, see the risk disclosures in Kratos’ SEC filings, including its most recent Annual Report on Form 10-K for the year ended December 27, 2015, its Quarterly Reports on Form 10-Q filed from time to time with the SEC, and in the final prospectus supplement related to the public offering to be filed with the SEC.  All forward-looking statements included in this press release are based on information available at the time of the release.  Kratos is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.